UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

FIRST ASIA HOLDINGS LIMITED

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	000-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2581 0708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2011, First Asia Holdings Limited (fka Melo Biotechnology Holdings, Inc.), a Canadian corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with KL Global Capital Limited, a Seychelles corporation (“KL”).  Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell all of the capital stock of the Company’s wholly-owned subsidiary, Melo Biotechnology Limited, a British Virgin Islands Corporation (“Melo”), to KL for a purchase price of $200,000, plus the assumption by KL of all liabilities of Melo and Melo’s wholly-owned subsidiary, Melo International Holdings Limited, a British Islands corporation (“Melo International”).  All other receivables of Melo as of March 31, 2011 shall be assigned to the Company.  The purchase price may be paid either in cash or other equivalent assets with 180 days after the closing under the Stock Purchase Agreement (the “Stock Purchase Transaction”).  Under the terms of the Stock Purchase Agreement, KL is responsible for all bills, invoices, contingent liabilities and commitments incurred by the Company or Melo prior to the closing date under the Stock Purchase Agreement and in association with the closing under the Stock Purchase Agreement.

As of the date of the entry into the Stock Purchase Agreement, and currently, there are no material relationships between the Company or any of its affiliates and KL, other than in respect of the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is filed as Exhibit 10.13 hereto and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As disclosed above, on March 31, 2011, the Company entered into a Stock Purchase Agreement with KL pursuant to which the Company agreed to sell all of the capital stock of the Company’s wholly-owned subsidiary, Melo, to KL for a purchase price of $200,000, plus the assumption by KL of all liabilities of Melo and Melo International; all other receivables of Melo as of March 31, 2011 shall be assigned to the Company.  The parties closed the Stock Purchase Transaction on March 31, 2011.  At closing of the Stock Purchase Transaction the Company sold all of the outstanding capital stock of Melo to KL.  As a result of the closing of the Stock Purchase Transaction, the Company, is no longer engaged in the sales of health products in Hong Kong through Melo.  As of the date of this 8-K, the Company’s business operations are focused on the ownership and leasing of real estate in Hong Kong through the Company’s wholly-owned subsidiary, Vagas Lane Limited (“Vagas”), a Marshall Islands Corporation.

The Chart below depicts the corporate structure of the Company as of the date of this 8-K:

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

The following exhibits are filed as part of this Current Report on Form 8-K

10.13 Stock Purchase Agreement dated March 31, 2011 by and among First Asia Holdings Limited, and KL Global Capital Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED.

Date: March 31, 2011

By: /s/ Fung Ming

Fung Ming, President

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